Exhibit A

Mutual Fund Series Trust

Class T Master Distribution Plan

The Class T Master Distribution Plan has been adopted with respect to the following Funds:

AlphaCentric Asset Rotation Fund
AlphaCentric Income Opportunities Fund
AlphaCentric Bond Rotation Fund
AlphaCentric Hedged Market Opportunity Fund AlphaCentric Global Innovations Fund
Catalyst Intelligent Alternative Fund
Catalyst/Millburn Hedge Strategy Fund
Catalyst Hedged Commodity Strategy Fund
Catalyst Hedged Futures Strategy Fund
Catalyst Insider Buying Fund
Catalyst Insider Income Fund
Catalyst Insider Long/Short Fund
Catalyst Macro Strategy Fund
Catalyst MLP & Infrastructure Fund
Catalyst Small-Cap Insider Buying Fund
Catalyst IPOx Allocation Fund
Catalyst Time Value Trading Fund
Catalyst Dynamic Alpha Fund
Catalyst/CP World Equity Fund*
Catalyst/CP Focus Large Cap Fund *
Catalyst/CP Focus Mid Cap Fund*
Catalyst Buyback Strategies Fund
Catalyst/Groesbeck Growth of Income Fund
Catalyst/Lyons Tactical Allocation Fund
Catalyst Exceed Defined Risk Fund
Catalyst/Exceed Defined Shield Fund
Catalyst/MAP Global Equity Fund
Catalyst/MAP Global Balanced Fund
Catalyst/SMH High Income Fund
Catalyst/SMH Total Return Income Fund
Catalyst/Stone Beach Income Opportunity Fund
Catalyst/Princeton Unconstrained Hedged Income Fund
Catalyst/Princeton Floating Rate Income Fund
Catalyst/Princeton Credit Opportunity Fund*
Catalyst/Auctos Multi-Strategy Fund
Day Hagan Tactical Allocation Fund
Day Hagan Tactical Dividend Fund

Day Hagan Hedged Strategy Fund
Eventide Gilead Fund
Eventide Healthcare and Life Sciences Fund
Eventide Multi-Asset Income Fund
Eventide Global Dividend Opportunities Fund

MUTUAL FUND SERIES TRUST

Dated as of August 16, 2017	By: /s/ Jerry Szilagyi
Jerry Szilagyi, Trustee